Exhibit j

               CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 22, 2006, relating to the financial statements and financial highlights which appears in the April 30, 2006 Annual Report to Shareholders of Phoenix CA Tax-Exempt Bond Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Non-Public Holdings Information", "Independent Registered Public Accounting Firm" and "Reports to Shareholders" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
July 27, 2006